                                                                    Exhibit 99.3

                                                                  Conformed Copy



                               2,000,000 Shares

                     FURNITURE BRANDS INTERNATIONAL, INC.

                                 Common Stock

                     INTERNATIONAL UNDERWRITING AGREEMENT
                     ------------------------------------

                                                               November 19, 1996

SMITH BARNEY INC.
CS FIRST BOSTON LIMITED
DILLON, READ & CO. INC.
MERRILL LYNCH INTERNATIONAL
WHEAT, FIRST SECURITIES, INC.

     As Lead Managers for the Several Managers

c/o  SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Dear Sirs:

     Certain stockholders named in Schedule II hereto (the "Selling Stockholders") of Furniture Brands International, Inc. (the "Company"), propose to sell an aggregate of 2,000,000 shares (the "Shares") of the common stock, no par value per share of the Company (the "Common Stock"), to the several Managers named in Schedule I hereto (the "Managers").

     It is understood that the Company and the Selling Stockholders are currently entering into a U.S. Underwriting Agreement, dated the date hereof (the "U.S. Underwriting Agreement"), providing for the sale of 8,000,000 shares of the Common Stock by the Selling Stockholders (the "U.S. Shares"), through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Smith Barney Inc., CS First Boston Corporation, Dillon, Read & Co. Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated and Wheat, First Securities, Inc. are acting as representatives (the "Representatives"). The Shares and the U.S. Shares, collectively, are herein called the "Underwritten Shares".

     The Company and the Selling Stockholders also understand that the Lead Managers and the Representatives
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                                                                               2


have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the Managers and the U.S. Underwriters and that, pursuant thereto and subject to the conditions set forth therein, the Managers may purchase from the U.S. Underwriters a portion of the U.S. Shares or sell to the U.S. Underwriters a portion of the Shares. The Company and the Selling Stockholders understand that any such purchases and sales between the Managers and the U.S. Underwriters shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the U.S. Underwriting Agreement.

     The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you (the "Lead Managers") and the other several Managers on whose behalf you are acting, in connection with the several purchases of the Shares by the Managers.

     1.   Registration Statement and Prospectus.  The Company has prepared and
          -------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the
"Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Underwritten Shares. The term "Registration Statement" as used in this
Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this
Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statment" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act ("a Rule 462(b) Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Rule 462(b) Registration Statement. The term "Prospectuses" as used in this Agreement means the prospectuses in the form included in the Registration Statement, or, if the prospectuses included in the Registration Statement omit
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                                                                               3

information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectuses shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectuses, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectuses shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectuses, or any amendment or supplement thereto.

     It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the Shares that are to be offered and sold outside the United States (as defined herein) or Canada (as defined herein) to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus", respectively), and a Prepricing Prospectus and a Prospectus relating to the U.S. Shares which are to be offered and sold in the United
States and Canada to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus", respectively). The International Prospectus and the U.S. Prospectus are herein collectively
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                                                                               4

called the "Prospectuses," and the International Prepricing Prospectus and the U.S. Prepricing Prospectus are herein collectively called the "Prepricing Prospectuses". For purposes of this Agreement: "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

     2.   Agreements to Sell and Purchase.  Subject to such adjustments as you
          -------------------------------
may determine in order to avoid fractional shares, each Selling Stockholder agrees, severally and not jointly, subject to all the terms and conditions set forth herein, to sell to each Manager and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Manager, severally and not jointly, agrees to purchase from each Selling Stockholder at a price per share of $11.76 (the "purchase price per share") the number of Shares which bears the same proportion to the number of Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto as the number of Shares set forth opposite the name of such Manager in
Schedule I hereto (or such number of Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Shares to be sold by the Selling Stockholders.

     Each Manager represents, warrants, covenants and agrees that, except as contemplated under Section 2 of the Agreement Between U.S. Underwriters and Managers dated the date hereof (as described in the Prospectuses under "Underwriting"), (i) it is not purchasing any Shares for the account of a U.S. or Canadian Person and (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any Shares or distribute any International Prospectus in the United States or Canada or to a U.S. or Canadian Person.

     3.  Terms of Public Offering.  The Company and the Selling Stockholders
         ------------------------
have been advised by you that the Managers propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the International Prospectus.

     4.   Delivery of the Shares and Payment Therefor.  Delivery to the Managers
          -------------------------------------------
of and payment for the Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on November 25, 1996 (the "Closing Date"). The place of closing for the Shares and the Closing Date may be varied by agreement among you, the Company and the Selling Stockholders.

     Certificates for the Shares shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. The certificates evidencing the Shares and shall be delivered to you on the Closing Date, against payment of the purchase price therefor in immediately available funds.

     5.   Agreements of the Company.  The Company agrees with the several
          -------------------------
Managers as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto or any Rule 462(b) Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing
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                                                                               6

Prospectus or the Prospectuses or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to you, without charge (i) six copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and of any Rule 462(b) Registration Statement and any amendment thereto, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, and of any Rule 462(b) Registration Statement and any amendment thereto, as you may reasonably request, and (iv) six copies of the exhibits to the Incorporated Documents.

          (d) The Company will not file any amendment to the Registration Statement, any Rule 462(b) Registration Statement or amendment thereto, or make any amendment or supplement to the Prospectuses or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

          (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the International Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities laws of the jurisdictions in which the Shares are offered by the several Managers and by dealers, prior to the date of the International Prospectus, of each International Prepricing Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Managers a prospectus is required by the Act to be delivered in connection with sales by any Manager or dealer, the Company will expeditiously deliver to each Manager and each dealer, without charge, as many copies of the International Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the International Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities laws of the jurisdictions in which the Shares are offered by the several Managers and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the International Prospectus is required by the Act to be delivered in connection with sales by any Manager or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Managers is required to be set forth in the International Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the International Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Managers and dealers a reasonable number of copies thereof. In the event that the

Company and you, as Lead Managers for the several Managers, agree that the International Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (g) The Company will cooperate with you and with counsel for the Managers in connection with the registration or qualification of the Shares for offering and sale by the several Managers and by dealers under the securities laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering the period specified by Section 11(a) of the Act and Rule 158 thereunder, as soon as reasonably practicable, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

          (i) During the period of five years hereafter, the Company will furnish to you (i) upon your request, at such address as you may specify, as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the Managers because of any failure or refusal on the part of the Company or any of the Selling Stockholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Lead Managers for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Managers) incurred by you in connection herewith.

          (k) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

          (l) Except as provided in this Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Stock (except shares issued upon exercises of options outstanding under the Company's 1992 stock option plan or upon exercise of outstanding warrants) or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options (except any options granted under the Company's 1992 stock option plan) or warrants to purchase Common Stock, for a period of 120 days after the date of the International Prospectus, without the prior written consent of Smith Barney Inc.

          (m) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors listed on Schedule III hereto.

          (n) Except as stated in this Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (o) The Company will use all reasonable efforts to satisfy on or before the Closing Date all conditions to the Managers' obligations to purchase the Shares.

     6.  Agreements of the Selling Stockholders.  Each of the Selling
         --------------------------------------
Stockholders agrees with the several Managers as follows:

          (a) Such Selling Stockholder will cooperate to the extent necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

          (b) Such Selling Stockholder will pay all Federal and other taxes, if any, on the transfer or sale of such

Shares that are sold by the Selling Stockholder to the Managers.

          (c) Such Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

          (d) Except as provided in this Agreement and in the lock-up letter referred to in paragraph (e) below, such Selling Stockholder will not sell or otherwise dispose of any Common Stock for a period of 120 days after the date of the International Prospectus, without the prior written consent of Smith Barney Inc.

          (e) Such Selling Stockholder has furnished or will furnish to you a "lock-up" letter, in form and substance satisfactory to you.

          (f) Except as stated in this Agreement and the U.S. Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, such Selling Stockholder has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     7.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to each Manager and Selling Stockholder that:

          (a) Each International Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act; except that this representation and warranty does not apply to statements in or omissions from such International Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Selling Stockholder or to any Manager or U.S. Underwriter furnished to the Company in writing by a Manager through the Lead Managers or by a U.S. Underwriter through the Representatives or by a Selling Stockholder expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

          (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto or any Rule 462(b) Registration Statement or amendment thereto shall become effective and the International Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information relating to any Selling Stockholder or to any Manager or U.S. Underwriter furnished to the Company in writing by a Manager through the Lead Managers or by a U.S. Underwriter through the Representatives or by a Selling Stockholder expressly for use therein.

          (c) The Incorporated Documents included in the Registration Statement heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (d) All the outstanding shares of Common Stock of the Company, including the Underwritten Shares, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectuses.

          (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

          (f) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed in an exhibit to the Company's Annual Report on Form 10-K which is incorporated by reference into the Registration Statement (except for certain immaterial subsidiaries formed since the filing thereof). Each of Action Industries, Inc., Broyhill Furniture Industries, Inc., The Lane Company, Incorporated, and Thomasville Furniture Industries, Inc. (the "Material Subsidiaries") is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not, individually or in the aggregate, have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Material Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance, except as described in the Registration Statement.

          (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectuses but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement or any Incorporated Document therein that are not described or filed as required by the Act or the Exchange Act.

          (h) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except any violations which will not, individually or in the aggregate, have a Material Adverse Effect, or in default in any material respect in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound (except where any such default or defaults would not, individually or in the aggregate, have a Material Adverse Effect).

          (i) Neither the sale of the Underwritten Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, both of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing (except the securities or Blue Sky laws of the various jurisdictions, as to which no representation or warranty is made) or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (j) The accountants, KPMG Peat Marwick LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectuses (or any amendment or supplement thereto) are independent public accountants as required by the Act.

          (k) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), present fairly, in all material respects, the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data relating to the Company and the Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) are accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

          (l) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally, and by general equitable principles.

          (m) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock of the Company, or material increase in the short-term debt or long-term debt of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

          (n) With only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company and the Subsidiaries has good and, in the case of real property, marketable title to all property (real and personal) described in the Prospectuses as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectuses or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectuses as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases.

          (o) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

          (p) The Company and each of the Subsidiaries has such material permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in all material respects in the manner described in the Prospectuses, subject to such qualifications as may be set forth in the Prospectuses; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectuses; and, except as described in the Prospectuses, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

          (q) The properties, assets and operations of the Company and its Subsidiaries comply with all applicable Environmental Laws (as defined below), except to the extent that failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically described in the Prospectuses, none of the property, assets or operations of the Company or its Subsidiaries is the subject of any investigation by any federal, state, local or foreign governmental agency evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials (as defined below) into the environment or a release of any Hazardous Materials that is in contravention of any federal, state, local or foreign law, order or regulation, in each case that is likely to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of any such investigation.
Except as described in the Prospectuses, neither the Company nor any Subsidiary has received any notice or claim, nor are there pending, reasonably anticipated or, to the best knowledge of the Company, threatened lawsuits against any of them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Materials into the environment that, if adversely determined, could have a Material Adverse Effect. Except as disclosed in the Prospectuses, with respect to the business of the Company or its Subsidiaries, including any previously or currently owned, leased, or used properties or operations, there are no past, present, or, to the best knowledge of the Company, reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance with the Environmental Laws in any material respect. As used herein, "Environmental Laws" means any federal, state, local or foreign law, common law, doctrine, rule, order, decrees, judgment, injunction, license, permit or regulation relating to environmental matters, and "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

          (r) The Company and each other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each such person or entity being an "ERISA Affiliate"), complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code with respect to each pension plan (as defined in Section 3(2) of ERISA) maintained by the Company or such ERISA Affiliate, and none of the Company or any of its ERISA Affiliates has incurred any material liability under Title IV of ERISA to any pension plan or to the Pension Benefit Guaranty Corporation that has not been fully paid as of the date hereof.

          (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (t) To the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.
          (u) The Company and each of the Subsidiaries have filed all material tax returns required to be filed, which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (v) No holder of any security of the Company has any right (except as has been satisfied or waived) to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

          (w) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by them or any of them or to the Company's knowledge necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing which will have a Material Adverse Effect.

          (x) The Company has complied with all provisions of Florida Statutes, $517.075, relating to issuers doing business with Cuba.

     8.   Representations and Warranties of the Selling Stockholders.  Each
          ----------------------------------------------------------
Selling Stockholder represents and warrants to each Manager and the Company that:

          (a) Such Selling Stockholder now has, and on the Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the several Managers will acquire valid and marketable title to such Shares free and clear of any lien, claim, security interest, or other encumbrance.

          (b) The execution and delivery of, and the performance by such Selling Stockholder of its obligations under, this Agreement have been duly and validly authorized by such Selling Stockholder, and this Agreement has been duly executed and delivered by such Selling Stockholder and constitutes the valid and legally binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as limited by federal or state securities laws and subject to the qualification that the enforceability of the Selling Stockholder's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency reorganization, moratorium, and other laws relating to or affecting creditors' rights generally, and by general equitable principles.

          (c) Neither the sale of the Shares nor the execution, delivery or performance of this Agreement by or on behalf of such Selling Stockholder nor the consummation by or on behalf of such Selling Stockholder of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act or compliance with the securities laws of various jurisdictions), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to such Selling Stockholder, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound or to which any of the property or assets of such Selling Stockholder is subject.

          (d) The Registration Statement and the Prospectuses, insofar as they contain information relating to such Selling Stockholder, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements referred to in the Prospectuses.

          (f) Such Selling Stockholder (without undertaking any independent investigation) does not have any knowledge that the Registration Statement or the Prospectuses (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     9.   Indemnification and Contribution.  (a)  The Company agrees to
          --------------------------------
indemnify and hold harmless each of you and each other Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any International Prepricing Prospectus or in the Registration Statement or the International Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Manager or U.S. Underwriter furnished in writing to the Company by or on behalf of any Manager through you or by or on behalf of any U.S. Underwriter through a Representative expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any International Prepricing Prospectus shall not inure to the benefit of any Manager (or to the benefit of any person controlling such Manager) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Manager to any person if a copy of the International Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such International Prepricing Prospectus was corrected in the International Prospectus, provided that the Company has delivered the International Prospectus to the several Managers in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless you and each other Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act with the same exceptions and to the same extent as the foregoing indemnity from the Company to each Manager, but only with respect to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the International Prospectus or any International Prepricing Prospectus, or any amendment or supplement thereto. The foregoing indemnity agreement shall be in addition to any liability which any Selling Stockholder may otherwise have.

     (c) If any action, suit or proceeding shall be brought against any Manager or any person controlling any Manager in respect of which indemnity may be sought against the Company, any Selling Stockholder or both, such Manager or such controlling person shall promptly notify in writing the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Manager or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Manager or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding

(including any impleaded parties) include both such Manager or such controlling person and the indemnifying parties and such Manager or such controlling person shall have been advised by its counsel in writing, with a copy furnished to the Company upon request, that representation of such indemnified party and the indemnifying parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying parties shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Manager or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Managers and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Manager, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (d) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholders, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Manager, but only with respect to information relating to such Manager furnished in writing by or on behalf of such Manager through you expressly for use in the Registration Statement, the International Prospectus or any International Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any such controlling person or any Selling Stockholder based on the Registration Statement, the International Prospectus or any International Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Manager pursuant to this paragraph (d), such Manager shall have the rights and duties given to the Company and the Selling Stockholders by paragraph (c) above (except that if the Company or the Selling Stockholders shall have assumed the defense thereof such Manager shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Manager's expense), and the Company, its directors, any such officer, any such controlling person and the Selling Stockholders shall have the rights and duties given to the Managers by paragraph (c) above. The foregoing indemnity agreement shall be in addition to any liability which any Manager may otherwise have.

     (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (b) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Managers on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Managers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Managers, in each case as set forth in the table on the cover page of the International Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or by the Managers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (f) The Company, the Selling Stockholders and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Manager shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Shares set forth opposite their names in Schedule I hereto (or such numbers of Shares increased as set forth in Section 12 hereof) and not joint.

     (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Manager or any person controlling any Manager, the Company, its directors or officers or the Selling Stockholders, any director, officer or partner of a Selling Stockholder or any person controlling the Company or any Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Manager or any person controlling any Manager, or to the Company, its directors or officers, or to a Selling Stockholder, any director, officer or partner of a Selling Stockholder or any person controlling the Company or any Selling Stockholder shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

     10.  Conditions of Managers' Obligations.  The several obligations of the
          -----------------------------------
Managers to purchase the Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto (or a Rule 462(b) Registration Statement) to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment or Rule 462(b) Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Manager, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the Prospectuses or otherwise) shall have been complied with to your reasonable satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectuses, which in your reasonable opinion, as Lead Managers for the several Managers, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the Managers and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectuses to reflect such event or development would, in your reasonable opinion, as Lead Managers for the several Managers, materially adversely affect the market for the Shares.

          (c) You shall have received on the Closing Date, an opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, dated the Closing Date and addressed to you, as Lead Managers for the several Managers, to the effect that:

          (i) The Company is a corporation validly existing in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto);

          (ii) Each of the Material Subsidiaries is a corporation validly existing in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto);

          (iii) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectuses; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock";

          (iv) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable;

          (v) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

          (vi) The Company has corporate power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally, and by general equitable principles;

          (vii) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company and the Selling Stockholders with the provisions hereof nor consummation by the Company and the Selling Stockholders of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Material Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Material Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document, or is known to such counsel, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Material Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, applicable to the Company, the Material Subsidiaries or any of their respective properties;

          (viii) The Registration Statement and the Prospectuses and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents included in the Registration Statement (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

          (ix) To the knowledge of such counsel, (A) other than as described or contemplated in the Prospectuses (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be;

          (x) The following statements in the Prospectuses, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown: on page 10, under "Risk Factors - Leverage", the second sentence relating to the Secured Credit Agreement amount, the third sentence relating to the Receivables Securitization Facility amount and the last sentence relating to the interest rate swap agreement amounts; on page 10, under "Risk Factors - Restrictive Covenants in Certain Debt Instruments", the entire paragraph; on page 11, under "Risk Factors - Absence of Dividends", the first sentence relating to restrictions on the payment of dividends under the Secured Credit Agreement; on page 11, under "Risk Factors - Anti-Takeover Provisions", the entire paragraph; on page 12, under "Price Range of Common Stock and Dividend Policy", the first sentence of the last paragraph relating to restrictions on the payment of dividends under the Secured Credit Agreement; on page 16, under "Management's Discussion and Analysis of Financial Condition and Results of Operations - General", the third sentence of the third paragraph relating to no ownership interest or management control of the footwear business upon the completion of the restructuring; on page 21, under Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition and Liquidity", the first five sentences of the fourth paragraph on the page relating to the Secured Credit Agreement, the first three sentences of the fifth paragraph on the page relating to the Receivables Securitization Facility and the entire sixth paragraph on the page; on page 33, under "Business - Environmental Matters", the entire first and second paragraphs; on page 35, under "Certain Transactions", the entire paragraph; on page 36, under "Selling Stockholders", the entire second paragraph on the page; on page 36, under "Description of Capital Stock", the entire section; on page 38, under "Certain U.S. Tax Consequences to Non-U.S. Stockholders", the entire section; on page 41, under "Underwriting", the first sentence of the third paragraph relating to the obligations of the several underwriters; and

          (xi) Although counsel has not undertaken, except as otherwise indicated, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectuses, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectuses, as of the date thereof and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectuses, as of the respective date thereof, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectuses or any Incorporated Document).

          In rendering such opinion as aforesaid, counsel may limit their opinion to the federal laws of the United States, the General Corporation Law of the State of Delaware, and the laws of the States of New York and Pennsylvania, and may assume that the laws of the Commonwealth of Virginia and the State of North Carolina are in all relevant respects the same as the Delaware General Corporation Law.

     (d) You shall have received on the Closing Date an opinion from Akin, Gump, Strauss, Hauer & Feld, LLP, counsel for the Selling Stockholders, dated the Closing Date and addressed to you, as Lead Managers for the several Managers to the effect that:

          (i) This Agreement has been duly executed and delivered by or on behalf of each of the Selling Stockholders;

          (ii) Each Selling Stockholder has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good and marketable title to the Shares which such Selling Stockholder has agreed to sell pursuant to this Agreement and, upon delivery of the Shares to the Managers against payment therefor in accordance with the provisions of this Agreement, the Managers will acquire the Shares free of any adverse claim within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of New York, assuming the Managers have acquired the Shares in good faith and without notice of any adverse claim; and

          (iii) The execution and delivery of this Agreement by the Selling Stockholders and the consummation of the transactions contemplated hereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of the partnership agreement of any Selling Stockholder, or, to such counsel's knowledge, any agreement, indenture, lease or other instrument to which any Selling Stockholder is a party or by which any of them or any of their assets or property is bound, or violate any statute, law, regulation, court order or decree known to such counsel to be applicable to any Selling Stockholder or to any of the property or assets of any Selling Stockholder, except for any such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

In rendering their opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of the Selling Stockholders and, as to matters of law, may limit their opinion to the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York.
     (e) You shall have received on the Closing Date, an opinion of Lynn Chipperfield, Esq., general counsel for the Company, dated the Closing Date and addressed to you, as Lead Managers for the several Managers, to the effect that:

          (i) The Company and each of the Subsidiaries has corporate power and authority, and, to such counsel's knowledge, all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a Material Adverse Effect), to own their respective properties and to conduct their respective businesses as now being conducted, as described in the Prospectuses;

          (ii) Each of the Company and the Material Subsidiaries is duly qualified to transact business as a foreign corporation in good standing in the jurisdictions listed in an attached schedule, which are all jurisdictions in which they own, lease or operate manufacturing facilities;

          (iii) Neither the Company nor any of the Material Subsidiaries is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents, to the knowledge of such counsel, or is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, to the knowledge of such counsel, except as may be disclosed in the Prospectuses;

          (iv) Except as disclosed in the Prospectuses, the Company owns of record, directly or indirectly, all the outstanding shares of capital stock of each of the Subsidiaries free and clear of any lien, adverse claim, security interest, equity, or other encumbrance, and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable;

          (v) Other than as described or contemplated in the Prospectuses (or any supplement thereto), to such counsel's knowledge after reasonable inquiry, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto);

          (vi) To such counsel's knowledge after reasonable inquiry, there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document therein that are not described or filed as required, as the case may be;

          (vii) The Company and the Subsidiaries own all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by them or any of them or, to the knowledge of such counsel, necessary for the conduct of their respective businesses, and such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing;

          (viii) To such counsel's knowledge after reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries except for violations that would not, individually or in the aggregate, have a Material Adverse Effect;

          (ix) Except as described in the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and

          (x) Except as described in the Prospectuses, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the registration statement or the right, as a result of the filing of the registration statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

     (f) You shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, counsel for the U.S. Underwriters, dated the Closing Date and addressed to you, as Lead Managers for the several Managers, with respect to the matters as you may reasonably request.

     (g) You shall have received letters addressed to you, as Lead Managers for the several Managers, and dated the date hereof and the Closing Date from KPMG Peat Marwick LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

     (h)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate of the Company, dated the Closing Date and signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(h) and in Section 10(i) hereof.

     (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

     (j) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and you shall have received a certificate, dated the Closing Date, signed by or on behalf of each Selling Stockholder to the effect set forth in this Section 10(j) and in Section 10(k) hereof.

     (k) The Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

     (l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

     (m) The closing under the U.S. Underwriting Agreement shall have occurred on the Closing Date concurrently with the closing hereunder.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

     Any certificate or document signed by any officer of the Company or by any Selling Stockholder and delivered to you, as Lead Managers for the Managers, or to counsel for the Managers, shall be deemed a representation and warranty by the Company or such Selling Stockholder to each Manager as to the statements made therein.

     11.  Expenses.  The Company and the Selling Stockholders agree to pay the
          --------
following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each of the Prepricing Prospectuses, the Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each International Prepricing Prospectus, the International Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the cost of production (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Shares; (v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several jurisdictions as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Managers and U.S. Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vi) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (vii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; (ix) the underwriting discounts and commissions (in proportion to the number of Shares being offered by each Selling Stockholder; and (x) the performance by the Company and the Selling Stockholders of their other obligations under this Agreement.

          12.  Effective Date of Agreement.  This Agreement shall become
               ---------------------------
effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company or the Selling Stockholders, by notifying you, or by you, as Lead Managers for the several Managers, by notifying the Company and the Selling Stockholders.

          If any one or more of the Managers shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Manager or Managers are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Managers are obligated to purchase on the Closing Date, each non-defaulting Manager shall be obligated, severally, in the proportion which the number of Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all non-defaulting Managers or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Manager or Managers are obligated, but fail or refuse, to purchase. If any one or more of the Managers shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Managers are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Selling Stockholders for the purchase of such Shares by one or more non-defaulting Managers or other party or parties approved by you and the Selling Stockholders are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager, the Company or any Selling Stockholder. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectuses or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Manager from liability in respect of any such default of any such Manager under this Agreement. The term "Manager" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Manager is obligated, but fails or refuses, to purchase.

     Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     13.  Termination of Agreement.  This Agreement shall be subject to
          ------------------------
termination in your absolute discretion, without liability on the part of any Manager to the Company or any Selling Stockholder by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the

Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the International Prospectus or to enforce contracts for the resale of the Shares by the Managers. Notice of such termination may be given to the Company and the Selling Stockholders by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     14.  Information Furnished by the Managers.  The statements set forth in
          -------------------------------------
the last paragraph on the cover page, the stabilization legend on the inside front cover, and the statements in the first, second, fourth, seventh, eighth, ninth, tenth and thirteenth paragraphs under the caption "Underwriting" in any International Prepricing Prospectus and in the International Prospectus, constitute the only information furnished by or on behalf of the Managers through you as such information is referred to in Sections 7(b) and 9 hereof.

     15.  Miscellaneous.  Except as otherwise provided in Sections 5, 12 and 13
          -------------
hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at Furniture Brands International, Inc., 101 South Hanley Road, St. Louis, Missouri 63105, Attention: Lynn Chipperfield, Esq., General Counsel; (ii) if to the Selling Stockholders, at Apollo Investment Fund, L.P., care of CICB Bank and Trust Company (Cayman) Limited, Edward Street, Georgetown, Grand Cayman, Cayman Islands, British West Indies and Lion Advisors, L.P., Two Manhattanville Road, Purchase, New York 10577; or (iii) if to you, as Lead Managers for the several Managers, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

     This Agreement has been and is made solely for the benefit of the several Managers, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof and the Selling Stockholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Manager of any of the Shares in his status as such purchaser.

     16.  Applicable Law; Counterparts.  This Agreement shall be governed by and
          ----------------------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Managers.


                         Very truly yours,


                         FURNITURE BRANDS INTERNATIONAL, INC.


                         By  /s/ David P. Howard
                            -------------------------
                            Name: David P. Howard
                            Title:  Vice President


                         APOLLO INVESTMENT FUND, L.P.


                         By: Apollo Advisors, L.P.,
                             Managing General Partner


                         By: Apollo Capital Management,
                             Inc., General Partner


                         By   /s/ Michael Gross
                             -------------------------
                            Name:  Michael Gross
                            Title:  Vice President


                         LION ADVISORS, L.P.,
                         on behalf of an investment account
                         under management

                         By: Lion Capital Management, Inc.
                             General Partner


                         By  /s/ Michael Gross
                            -------------------------
                            Name: Michael Gross
                            Title:  Vice President

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Managers named in Schedule I
hereto.

SMITH BARNEY INC.
CS FIRST BOSTON LIMITED
DILLON, READ & CO. INC
MERRILL LYNCH INTERNATIONAL
WHEAT, FIRST SECURITIES, INC.


As Lead Managers for the Several Managers


By SMITH BARNEY INC.


By /s/ J. Andrew Sanford
   -------------------------
   Name: /s/ J. Andrew Sanford
   Title:  Director

                                   SCHEDULE I



                      FURNITURE BRANDS INTERNATIONAL, INC.

                                           Number of
                 Manager                    Shares
                 -------                   ---------
Smith Barney Inc.........................    330,000
CS First Boston Limited..................    330,000
Dillon, Read & Co. Inc...................    330,000
Merrill Lynch International..............    330,000
Wheat, First Securities, Inc.............    330,000
Barclays de Zoete Wedd Limited...........     50,000
CDC Marches..............................     50,000
Credit Lyonnais Securities...............     50,000
ING Bank N.V.............................     50,000
Kleinwort Benson Limited.................     50,000
VEREINS-UND WESTBANK Aktiengesellschaft..     50,000
Yamaichi International (Europe) Limited..     50,000
                                           ---------
       Total.............................  2,000,000
                                           =========

                                  SCHEDULE II


                      FURNITURE BRANDS INTERNATIONAL, INC.


                              Selling Stockholders
                              --------------------

                                     Number of
Name                                  Shares
----                                 ---------
Apollo Investment Fund, L.P........  1,000,000
Lion Advisors, L.P., on behalf of    1,000,000
an investment account under
management.........................
                                     _________
         Total                       2,000,000
                                     =========

                                  SCHEDULE III


                      FURNITURE BRANDS INTERNATIONAL, INC.


                         Required Stockholder Lock-Ups
                         -----------------------------

     1.   Richard B. Loynd

     2.   Wilbert G. Holliman, Jr.

     3.   Brent B. Kincaid

     4.   K. Scott Tyler, Jr.

     5.   Frederick B. Starr

     6.   David P. Howard

     7.   Lynn Chipperfield

     8.   Steven W. Alstadt